                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               PRIZE ENERGY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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
                               PRIZE ENERGY CORP.
                         3500 WILLIAM D. TATE, SUITE 200
                             GRAPEVINE, TEXAS 76051

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 25, 2000


To the Stockholders of
 PRIZE ENERGY CORP.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Prize Energy Corp., a Delaware corporation (formerly known as Vista Energy Resources, Inc.) (the "Company"), will be held at the Sheraton Grand Hotel, 4440 West John Carpenter Freeway, Irving, Texas, on Thursday, May 25, 2000, at 10:00 a.m., local time, for the following purposes:

     1.   To elect four directors of the Company for one-year terms;

     2. To consider and act upon a proposal to approve the Company's 1998 Key Employee Stock Option Plan and the amendment thereto described in the accompanying proxy statement;

     3. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the independent auditor of the Company for 2000; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 18, 2000, as the record date for the meeting, and only holders of the Company's common stock of record at such time will be entitled to vote at the meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of 10 days prior to the date of the meeting at the offices of the Company and at the time and place of the meeting.

                                            By Order of the Board of Directors,



                                            Monica L. Griffin
                                            Secretary


Grapevine, Texas
April 28, 2000


         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                               PRIZE ENERGY CORP.
                         3500 WILLIAM D. TATE, SUITE 200
                             GRAPEVINE, TEXAS 76051

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 25, 2000


                     SOLICITATION AND REVOCATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Prize Energy Corp., a Delaware corporation (formerly known as Vista Energy Resources, Inc.) (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 25, 2000, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy were first forwarded on or about April 28, 2000, to stockholders of record on April 18, 2000.

         If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder's shares will be voted in accordance with such choice. If no choice is indicated, such shares will be voted "FOR" (1) the election of all of the nominees for directors listed below, (2) the approval of the Company's 1998 Key Employee Stock Option Plan and the amendment described herein, and (3) ratification of the appointment of the independent auditor. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

         The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

                          STOCKHOLDERS ENTITLED TO VOTE

         Stockholders of record at the close of business on April 18, 2000 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 13,266,929 shares of common stock, par value $.01 per share, of the Company ("Common Stock"). Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding at the Annual Meeting and entitled to vote will constitute a quorum for the transaction of business. Votes withheld from nominees for directors, abstentions and broker non-votes will be counted for purpose of determining whether a quorum has been reached. Votes will be tabulated by an inspector of election appointed by the Board of Directors of the Company. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will have no effect on the outcome of the election of directors. Abstentions, which may be specified on all proposals except the election of directors, will have the effect of a negative vote. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors or the other proposals. As of the Record Date, the Natural Gas Partners partnerships collectively own approximately 64% of the outstanding shares of Common Stock. If these partnerships vote "FOR" the election of all of the nominees for directors listed below and "FOR" the other proposals, all of such nominees will be elected and such other proposals will be approved by the stockholders of the Company without regard to the vote of any other stockholders. Each of the Natural Gas Partners partnerships has indicated that it will vote "FOR" all of such nominees and "FOR" the other proposals.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Stockholder action will be requested at the Annual Meeting with respect to the re-election of each of the current members of the Board of Directors of the Company (the "Board of Directors"). The Amended and Restated Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than two nor more than 21 directors, as determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at four. The term of all of the members of the Board of Directors, consisting of Philip B. Smith, Lon C. Kile, Kenneth A. Hersh and David R. Albin, will expire at the Annual Meeting, and the accompanying proxy solicits your vote for four directors. The current directors were elected to the Board of Directors pursuant to a Voting and Shareholders Agreement. For a description of this Agreement, see the discussion below under "Change in Control." Pursuant to this Agreement, Philip B. Smith is the designee of the stockholders who are members of the Company's management and Kenneth A. Hersh, David R. Albin and Lon C. Kile are the designees of Natural Gas Partners V, L.P.

         The Board of Directors has nominated Philip B. Smith, Lon C. Kile, Kenneth A. Hersh and David R. Albin for re-election as directors, each to hold office until the annual meeting of stockholders in 2001 and until his successor is duly elected and qualifies, or until his earlier death, resignation or retirement. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Smith, Kile, Hersh and Albin as directors of the Company. Should any nominee named herein become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person or persons as the Board of Directors may recommend. The Company knows of no reason why any of the nominees will be unavailable or unable to serve.

         The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for the election of directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING NOMINEES FOR DIRECTORS.

NOMINEES FOR DIRECTORS

         PHILIP B. SMITH, age 48, has been Chairman of the Board of Directors, Chief Executive Officer, Treasurer and a Director of the Company since February 8, 2000. He is the founder of Prize Natural Resources, Inc. (formerly known as Prize Energy Corp.) ("Old Prize"), which became a wholly-owned subsidiary of the Company on February 8, 2000, and has been chairman of the board of directors, chief executive officer, treasurer and a director of Old Prize since January 1999. He was also president of Old Prize during a portion of 1999. In 1996, Mr. Smith founded a small independent oil and gas company which he managed until 1999. From 1996 until January 2000, he also served as a director of HS Resources, Inc. and Pioneer Natural Resources Company and its predecessor, MESA, Inc. Mr. Smith served as president, chief executive officer and a director of Tide West Oil Company, an independent oil and gas company ("Tide West"), from 1992 until 1996. He was president and a director of Draco Petroleum, Inc., a wholly- owned subsidiary of Tide West, from 1991 until 1996, and of Tide West Trading & Transport Company, a wholly-owned subsidiary of Tide West ("TWTT"), from 1989 until 1996. From 1986 until 1991, Mr. Smith was a senior vice president of Mega Natural Gas Company, a natural gas gathering company and the former parent company of TWTT and its predecessor companies. Prior to that time, he held various technical and management positions at other independent and major oil and gas companies. He earned his M.B.A. from the University of Tulsa and his B.S. in mechanical engineering from Oklahoma State University.

         LON C. KILE, age 44, has been President, Chief Operating Officer and a Director of the Company since February 8, 2000. He has been president, chief operating officer and a director of Old Prize since June 1999. From 1997 until 1999, he was executive vice president of Pioneer Natural Resources Company, an independent oil and gas company ("Pioneer"). Mr. Kile joined Parker & Parsley Petroleum Company, an independent oil and gas company and a predecessor to Pioneer ("Parker & Parsley"), in 1985 and was promoted to senior vice president in 1996. Previously, he was vice president and manager of the mid-continent division of Parker & Parsley. Prior to that, he held the positions of vice president-equity finance & analysis and vice president-marketing and program administration of Parker & Parsley. Before joining Parker & Parsley, he was employed as supervisor-senior, audit, in charge of Parker & Parsley's audit, with Arthur Young & Co. (now Ernst & Young LLP). Mr. Kile earned his Bachelor of Business Administration degree in accounting from Oklahoma State University.

         KENNETH A. HERSH, age 36, has been a Director of the Company since February 8, 2000. He has also been a director of Old Prize since January 1999. From 1989 to the present, he has been a manager of the Natural Gas Partners private equity investment funds which were organized to make equity investments in the oil and gas industry. Previously, he was employed by the investment banking division of Morgan Stanley & Co. Incorporated where he was a member of the firm's energy group specializing in oil and gas financing and acquisition transactions. Mr. Hersh earned an M.B.A. from the Stanford University Graduate School of Business and a B.A. from Princeton University.

         DAVID R. ALBIN, age 40, has been a Director of the Company since February 8, 2000. He has also been a director of Old Prize since January 1999. From 1988 to the present, he has been a manager of the Natural Gas Partners private equity investment funds. Previously, he was employed as a portfolio manager for the Bass Investment Limited Partnership, a partnership formed by the Bass family of Fort Worth, Texas. Before joining Bass, he was a member of the oil and gas group in Goldman, Sachs & Co.'s investment banking division. Mr. Albin earned a B.S. in physics and an M.B.A., both from Stanford University.

COMPENSATION OF DIRECTORS

         Directors who are also employees of the Company are not separately compensated for serving on the Board of Directors or any committee thereof. Directors who are not employees of the Company receive $250 per meeting for their services as directors. In addition, the Company reimburses directors for reasonable expenses incurred in connection with attending meetings of the Board of Directors and its committees. On October 5, 1999, the Board of Directors approved a cash payment of $10,000 to John Q. Adams, a member of the Board of Directors until his resignation on February 8, 2000, as compensation for his significant time commitment in connection with his duties on the special committee of the Board of Directors utilized in connection with the merger of the Company with Old Prize.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 1999, the Board of Directors held two meetings. All of the directors were present at each meeting. In addition, the Board of Directors took action twice during 1999 by unanimous written consent. The Board of Directors has a standing Audit Committee and a standing Compensation Committee.

         During 1999, the Audit Committee was composed of John S. Foster and John Q. Adams. The Audit Committee is currently composed of Messrs. Hersh, Kile and Smith. The Audit Committee considers the qualifications of the independent auditor of the Company and makes recommendations to the Board of Directors on the engagement of the independent auditor. The Audit Committee has the responsibility to (1) review the scope and results of the audit with the independent auditor, (2) review with management and the independent auditor the Company's interim and year-end financial condition and results of operations,
(3) consider the adequacy of the internal accounting, bookkeeping and other control procedures of the Company, and (4) review any non-audit services and special engagements to be performed by the independent auditor and consider the effect of such performance on the auditor's independence. The Audit Committee also generally reviews the terms of material transactions and arrangements, if any, between the Company and its directors, officers and principal stockholders. The Audit Committee did not meet during 1999.

         The Compensation Committee is composed of Messrs. Hersh and Albin. The Compensation Committee (1) monitors and administers the Company's employee benefit plans (including the Company's 1998 Key Employee Stock Option Plan) and executive compensation plans, practices and policies, including all salaries, bonuses and fringe benefits, (2) makes changes in existing employee benefit plans and executive compensation plans, and (3) formulates and adopts new executive compensation plans. The Compensation Committee did not meet during 1999. However, the Compensation Committee took action once during 1999 by unanimous written consent.

         The Company does not have a standing Nominating Committee. The Company's Bylaws provide that nominations of candidates for election as directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote at such meeting who complies with the advance notice procedures set forth therein. These procedures require any stockholder who intends to make a nomination for director at the meeting to deliver notice of such nomination to the Secretary of the Company not less than 60 days nor more than 90 days before the meeting. The notice must contain all information about the proposed nominee as would be required to be included in a proxy statement soliciting proxies for the election of such nominee, including such nominee's written consent to serve as a director if so elected. If the Chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded. The Company's Bylaws provide that the annual meeting of stockholders to be held each year will be on such date and time as may be established by the Board of Directors. The Company intends to hold the annual meeting each year on the fourth Thursday in May.


                                  PROPOSAL TWO

                   APPROVAL OF THE COMPANY'S 1998 KEY EMPLOYEE
                STOCK OPTION PLAN AND AMENDMENT NUMBER 1 THERETO

GENERAL

         Stockholder action at the Annual Meeting will be requested with respect to the approval of the Company's 1998 Key Employee Stock Option Plan and Amendment Number 1 (the "Amendment") to such plan (as amended by the Amendment, the "1998 Plan"). Approval of the 1998 Plan by the stockholders will allow the Company (or a subsidiary) to avoid the potential loss of tax deductions under
Section 162(m) of the U.S. Internal Revenue Code (the "Code"). Section 162(m) limits the deduction which the Company (or a subsidiary) may take for otherwise deductible compensation payable to certain executive officers of the Company, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria. Accordingly, approval of this proposal will constitute approval of the Amendment and approval of the 1998 Plan, which will also constitute approval of the 1998 Plan by the Company's stockholders for purposes of Section 162(m).

         The primary purpose of the Amendment is to increase the total number of shares of Common Stock available for issuance under the 1998 Plan from 128,571 shares to 500,000 shares. Under the terms of the 1998 Plan, a total of 900,000 shares of Common Stock were originally available for issuance pursuant to stock options granted under the 1998 Plan (subject to adjustment in the event of certain corporate adjustments such as a stock split, reverse stock split, etc.). On February 8, 2000, under the terms of the 1998 Plan, the total number of shares of Common Stock available for issuance pursuant to stock options granted under the 1998 Plan was adjusted from 900,000 shares to 128,571 shares to give effect to the Company's one-for-seven reverse Common Stock split effected on February 8, 2000. As of April 18, 2000, there were 58,571 shares of the 128,571 shares of Common Stock available for future grants of stock options under the 1998 Plan and there were stock options for a total of 70,000 shares outstanding under the 1998 Plan. If the

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Amendment is approved by the stockholders of the Company, the total number of shares of Common Stock subject to outstanding stock options and reserved for future grants of stock options under the 1998 Plan would be 500,000 shares and represent approximately 3.8% of the Company's total outstanding shares of Common Stock on April 18, 2000. No stock options have been exercised under the 1998 Plan since its inception.

         A copy of the Amendment is attached hereto as Exhibit A. The Amendment, which was approved by the Board of Directors on April 17, 2000, will not take effect unless approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. The purpose of the 1998 Plan is to strengthen the ability of the Company and any parent or subsidiary of the Company to attract and retain well-qualified executive and managerial personnel and to encourage stock ownership by such personnel in order to increase their proprietary interest in the Company's success. The Company intends to rely heavily upon stock options to compensate its executive and managerial personnel and desires to have sufficient shares available for stock option grants in order to do so because it believes that stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation.

SUMMARY OF THE 1998 PLAN

         The following is a summary of the principal terms and conditions of the 1998 Plan and does not purport to be complete. This summary is qualified in its entirety by reference to the 1998 Plan, a copy of which is attached hereto as Exhibit B.

         General. On May 22, 1998, the Board of Directors adopted the 1998 Plan. The 1998 Plan permits the granting of options to officers, directors and employees of the Company or any parent or subsidiary of the Company. The 1998 Plan also permits the granting of non-qualified stock options to consultants of the Company or any parent or subsidiary of the Company. A determination has not been made as to the number of employees currently eligible for consideration as participants in the 1998 Plan. As of April 18, 2000, the Company has four directors and approximately 120 employees. The 1998 Plan provides that, during any calendar year, no participant may be granted options with respect to more than 250,000 shares of Common Stock.

         The 1998 Plan is administered by the Board of Directors or any committee designated by it (as used for the 1998 Plan, the "Committee"). The Committee has broad discretion to administer the 1998 Plan, interpret its provisions and adopt policies for implementing the 1998 Plan. This discretion includes the ability to select the recipient of an option, determine the type and amount of each option, establish the terms of each option, accelerate vesting or exercisability of an option, determine whether performance conditions have been satisfied and otherwise modify or amend any option under the 1998 Plan, including the ability to "reprice" options.

         Options. The 1998 Plan permits the granting of the following types of options: (a) "incentive stock options," qualified as such under the U.S. federal income tax laws (which may be granted only to employees), and (b) stock options that do not qualify as incentive stock options ("non-qualified stock options"). The Committee determines the exercise price of each option granted under the 1998 Plan. The exercise price for an option must not be less than the fair market value of Common Stock on the date of grant. Stock options may be exercised as the Committee determines, but not later than 10 years from the date of grant in the case of incentive stock options. At the discretion of the Committee, holders may use shares of stock to pay the exercise price, including shares issuable upon exercise of the option. At the Committee's discretion and subject to conditions that the Committee may impose, a participant's tax withholding with respect to an option may be satisfied by the withholding of shares of Common Stock issuable pursuant to the option or the delivery of previously owned shares of Common Stock, in either case based on the fair market value of the shares. No incentive stock option may be issued under the 1998 Plan after the tenth anniversary of stockholder approval of the 1998 Plan.

         Amendment to and Termination of the 1998 Plan. The Board of Directors may amend, modify, suspend or terminate the 1998 Plan at any time; provided, that no amendment may be made which shall increase the total number

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



of shares of Common Stock which may be issued and sold pursuant to options granted under the 1998 Plan unless such amendment is made by or with the approval of the stockholders. The Board of Directors also has the right to amend the 1998 Plan and the options outstanding thereunder, without the consent or joinder of any optionee or other person, in such manner as may be determined necessary or appropriate by the Board of Directors in order to cause the 1998 Plan and the options outstanding thereunder (a) to qualify as "incentive stock options" under U.S. federal income tax laws, (b) to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or (c) to comply with Section 162(m) of the Code. Except as provided above, no amendment, modification, suspension or termination of the 1998 Plan may alter or impair any options previously granted under the 1998 Plan, without the consent of the holder thereof.

         Change of Control. If a change of control shall occur or the Company shall enter into an agreement providing for a change of control, then the Committee may declare any or all options outstanding under the 1998 Plan to be exercisable in full at such time or times as the Committee shall determine. Each option accelerated by the Committee pursuant to the preceding sentence shall terminate on such date (not later than the stated exercise date) as the Committee shall determine.

         Federal Income Tax Consequences. The Company believes that, under present U.S. federal tax laws, the following are the federal income tax consequences generally arising with respect to options granted under the 1998 Plan to officers, directors and employees of the Company. The grant of an option will create no tax consequences for the participant or the Company (or a subsidiary). The participant will have no taxable income upon exercising an incentive stock option ("ISO") (except that the alternative minimum tax may apply) and the Company (and its subsidiaries) will receive no deduction. Upon exercising an option other than an ISO, a participant will recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock acquired on the date of exercise. In the case of the exercise of a non-qualified stock option, the Company (or a subsidiary) generally will be entitled to a deduction for the amount recognized as ordinary income by the participant. The treatment to a participant of a disposition of shares acquired upon the exercise of an option depends on how long the shares have been held and on whether such shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to the Company (or a subsidiary) in connection with a disposition of shares acquired under an option except that the Company (or a subsidiary) will be entitled to a deduction (and the employee will recognize ordinary income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied.

         In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the 1998 Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer- corporation. Finally, the ability of the Company (or a subsidiary) to obtain a deduction for amounts paid under the 1998 Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of the Company to $1.0 million with respect to any such officer during any taxable year of the Company. However, an exception applies to this limitation in the case of certain performance-based compensation. The 1998 Plan is intended to satisfy the requirements for the performance-based exception. The Company intends to comply with the requirements of the Code with respect to awards under the 1998 Plan so as to be eligible for the performance-based exception, but the Company may, in its sole discretion, determine that in one or more cases it is in its best interests not to satisfy the requirements for the performance-based exception.

         The foregoing provides only a very general description of the application of U.S. federal income tax laws to options under the 1998 Plan. The summary does not address the effects of foreign, state and local tax laws.

         Options Granted. As of April 18, 2000, non-qualified stock options for a total of 70,000 shares of Common Stock at an average exercise price of $12.375 per share are outstanding under the 1998 Plan. All of these options were

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



granted at the fair market value of Common Stock on the date of grant, and expire up to 10 years after the date of grant. As of such date, no incentive stock options have been granted under the 1998 Plan. As of such date, there were 58,571 shares available for future grants of options under the 1998 Plan: Since inception of the 1998 Plan: (a) no options under the 1998 Plan have been exercised and (b) options for the following number of shares have been granted under the 1998 Plan to the named executive officers of the Company and specified groups: Philip B. Smith (Chairman of the Board of Directors and Chief Executive Officer), no shares; Lon C. Kile (President and Chief Operating Officer), no shares; D. Richard Massengill (Vice President), no shares; C. Randall Hill (former Chairman of the Board of Directors and Chief Executive Officer), no shares; Steven D. Gray (former President), no shares; R. Cory Richards (former Executive Vice President), no shares; all current executive officers as a group, no shares; all current directors who are not executive officers as a group, no shares; and all employees, excluding executive officers, as a group 70,000 shares. Future awards under the 1998 Plan are not yet determinable. The closing price for the Common Stock on the American Stock Exchange on April 24, 2000, was $17.50.

         The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS
PROPOSAL.


                                 PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

         The Board of Directors has appointed Ernst & Young LLP as the independent auditor of the Company for the fiscal year ending December 31, 2000. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent auditor. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors will reconsider the appointment. The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal.

         Prior to the merger of the Company with Old Prize, Arthur Andersen LLP had been the independent accountant for the Company and Ernst & Young LLP had been the independent accountant for Old Prize. In conjunction with the merger, on February 8, 2000, the Board of Directors approved the engagement of Ernst & Young LLP as the Company's independent accountant for the fiscal year ending December 31, 2000, to replace Arthur Andersen LLP, who was dismissed as independent accountant of the Company after completing the audit of the Company and its subsidiaries at December 31, 1999, and for the year then ended. On February 8, 2000, the Board of Directors also approved the engagement of Ernst & Young LLP as independent accountant to audit Old Prize and its subsidiaries at December 31, 1999, and for the period then ended. The audit of the Company for the fiscal year ended December 31, 1999, was completed on February 16, 2000.

         Arthur Andersen LLP's reports on the Company's financial statements for the fiscal years ended December 31, 1999 and 1998, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 1999 and 1998, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreements in connection with their report.

         The Company expects that a representative of each of Ernst & Young LLP and Arthur Andersen LLP will be present at the Annual Meeting. Each representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR FOR 2000.


                           PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information as of April 18, 2000, regarding the ownership of Common Stock by the following:

     o all persons known by the Company to be beneficial owners of more than five percent of such stock,

     o    each director and nominee for director of the Company,

     o each of the executive officers of the Company named in the Summary Compensation Table below, and

     o    all executive officers and directors of the Company as a group.

Shares of Common Stock which were not outstanding but which could be acquired by a person upon exercise of an option or warrant within 60 days of April 18, 2000, are deemed outstanding for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by that person. These shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by any other person. Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares indicated as beneficially owned by them.



                                                                                SHARES
                                                                             BENEFICIALLY             PERCENTAGE
NAME OF OWNER OR IDENTITY OF GROUP                                              OWNED                  OF CLASS
----------------------------------                                             -------                 --------

Natural Gas Partners V, L.P. ..........................................       7,326,821                 55.23%
  125 E. John Carpenter Freeway, Suite 600
  Irving, Texas 75062

Natural Gas Partners III, L.P. ........................................       1,202,510(1)                8.73%
  125 E. John Carpenter Freeway, Suite 600
  Irving, Texas 75062

Natural Gas Partners II, L.P. .........................................         879,818(2)                6.45%
  125 E. John Carpenter Freeway, Suite 600
  Irving, Texas 75062



Pioneer Natural Resources USA, Inc. .....................................     2,637,715                  19.88%
  1400 Williams Square West
  5205 N. O'Connor Boulevard
  Irving, Texas 75039

Philip B. Smith .........................................................     1,471,045(3)(4)            10.35%
  20 E. 5th Street, Suite 1400
  Tulsa, Oklahoma 74103

Lon C. Kile .............................................................       577,618(5)                4.18%

Kenneth A. Hersh ........................................................     9,429,449(6)               66.69%
  125 E. John Carpenter Freeway, Suite 600
  Irving, Texas 75062

David R. Albin...........................................................     9,409,149(6)               66.55%
  100 N. Guadalupe, Suite 205
  Santa Fe, New Mexico 87501

David R. Massengill......................................................       267,852(7)                1.98%

C. Randall Hill .........................................................       213,160(8)                1.60%

Steven D. Gray ..........................................................       213,160(9)                1.60%

R. Cory Richards ........................................................      117,584(10)                 *

All executive officers and
  directors as a group (5 persons) ......................................    11,745,964(4)(11)           73.93%

---------------------------

* Less than one percent.

(1) Includes 503,120 shares issuable upon exercise of stock warrants currently exercisable at an exercise price of $28.00 per share.

(2) Includes 368,109 shares issuable upon exercise of stock warrants currently exercisable at an exercise price of $28.00 per share.

(3) Includes 946,520 shares issuable upon exercise of stock options currently exercisable at an exercise price of $7.84 per share.

(4) Includes (a) 84,134 shares held by the Scott C. Smith Irrevocable Trust, of which Mr. Smith is the trustee, and (b) 84,134 shares held by the Laura E. Smith Irrevocable Trust, of which Mr. Smith is the trustee.

(5) Includes 535,702 shares issuable upon exercise of stock options currently exercisable at an exercise price of $7.84 per share.

(6) Includes, as to Mr. Hersh, and represents as to Mr. Albin, shares beneficially owned by Natural Gas Partners II, L.P. ("NGP II"), Natural Gas Partners III, L.P. ("NGP III") and Natural Gas Partners V, L.P. ("NGP V"). Messrs. Hersh and Albin serve as directors of the Company and constitute
     (a) two of the four managing members of each entity that serves as the ultimate general partner of NGP II and NGP III and (b) a majority of the managing members of the entity that serves as the ultimate general partner of NGP V. They also own interests in these Natural Gas Partners partnerships. Accordingly, they may be deemed to beneficially own, or otherwise control, the voting of all or some portion of the shares owned by NGP II, NGP III and NGP V. Messrs. Hersh and Albin disclaim beneficial ownership of these shares.

(7) Represents shares issuable upon exercise of stock options currently exercisable at an exercise price of $7.84 per share.

(8) Includes 90,405 shares issuable upon exercise of stock warrants currently exercisable at an exercise price of $28.00 per share. Information relating to Mr. Hill is as of February 8, 2000.

(9) Includes 90,405 shares issuable upon exercise of stock warrants currently exercisable at an exercise price of $28.00 per share. Information relating to Mr. Gray is as of February 8, 2000.

(10) Includes 50,417 shares issuable upon exercise of stock warrants currently exercisable at an exercise price of $28.00 per share. Information relating to Mr. Richards is as of February 8, 2000.

(11) Includes 1,750,074 shares issuable upon exercise of stock options currently exercisable at an exercise price of $7.84 per share. Also includes shares beneficially owned by NGP II, NGP III and NGP V. Messrs. Hersh and Albin disclaim beneficial ownership of shares beneficially owned by NGP II, NGP III and NGP V.

CHANGE IN CONTROL

         On February 8, 2000, a change in control of the Company occurred as a result of the consummation of the merger (the "Merger") of PEC Acquisition Corp., a wholly-owned subsidiary of the Company, with and into Old Prize, with Old Prize as the surviving corporation. Old Prize is now a wholly-owned subsidiary of the Company. Pursuant to the Merger, each issued and outstanding share of Old Prize common stock was converted into 1,665.187 shares of the Company's Common Stock and each issued and outstanding share of Old Prize convertible preferred stock was converted into 1,665.187 shares of the Company's convertible preferred stock. After the Merger, former Old Prize stockholders collectively owned approximately 84% of the Company's outstanding Common Stock, assuming conversion of the Company's convertible preferred stock. The Old Prize stockholders were NGP V, Philip B. Smith, Scott C. Smith Irrevocable Trust, Laura E. Smith Irrevocable Trust, Lon C. Kile, Monica L. Griffin and Pioneer Natural Resources USA, Inc., a wholly-owned subsidiary of Pioneer ("Pioneer USA"). The consideration paid in connection with the Merger was determined through arms-length negotiations between executive management of Old Prize and a special committee of the Board of Directors.

         Upon completion of the Merger, on February 8, 2000, each of the executive officers and directors of the Company resigned, except for David R. Albin and Kenneth A. Hersh, who continued to serve as directors of the Company following the Merger. The Board of Directors then appointed Philip B. Smith, Lon
C. Kile, Scott D. Sheffield and Mark L. Withrow to fill vacancies on the Board of Directors. The Board of Directors also appointed the executive officers of Old Prize to serve as the executive officers of the Company. Pursuant to the Voting and Shareholders Agreement discussed below, Mr. Smith was the designee of the stockholders who are members of the Company's management; Messrs. Hersh, Albin and Kile were the designees of NGP V; and Messrs. Sheffield and Withrow were the designees of Pioneer USA. Messrs. Sheffield and Withrow resigned as directors of the Company, effective as of March 31, 2000. See "Certain Transactions."

         In conjunction with the Merger, on February 8, 2000, the existing Voting and Shareholders Agreement between Old Prize, NGP V, Pioneer USA and the other stockholders of Old Prize was terminated and the Company entered into an agreement with the holders of Old Prize common stock and Old Prize convertible preferred stock having substantially the same terms and conditions as the prior agreement.

         Under the terms of the new Voting and Shareholders Agreement, the parties to the agreement have the following rights to nominate and elect members of the Company's Board of Directors:

     o Stockholders who are members of the Company's management may designate one member;

     o    NGP V may designate three members; and

     o    Pioneer USA may designate two members.

However, on the date on which Pioneer USA no longer owns at least 60% of the shares of the Company's convertible preferred stock initially issued to it in the Merger, or the equivalent number of shares of the Company's Common Stock obtained upon conversion, Pioneer USA will have the right to nominate and elect only one member of the Company's Board of Directors and NGP V will have the right to nominate and elect four members of the Company's Board of Directors.

         The provisions of the Voting and Shareholders Agreement described above regarding election of directors terminates as to:

     o any single Company management member on the first to occur of the termination of that person's employment by the Company, the death of that person and the date on which that person transfers Company securities in violation of the transfer restrictions provided for in the agreement;

     o Pioneer USA on the date on which Pioneer USA no longer owns shares of Company Common Stock and shares of Company convertible preferred stock, which are convertible into shares of Company Common Stock, that constitute, on an as converted basis, at least 16.7% of the Company Common Stock outstanding; and

     o    all parties to the agreement on June 29, 2009.

On March 31, 2000, Pioneer USA relinquished all of its rights under the Voting and Shareholders Agreement, including its right to designate two directors of the Company. See "Certain Transactions."

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information with respect to the compensation of the Company's Chief Executive Officer and each of the Company's other executive officers whose compensation, based on salary and bonus earned during 1999, exceeded $100,000, for services in all capacities to the Company and its subsidiaries during each of the Company's last three fiscal years.




                                                                                       LONG-TERM COMPENSATION
                                                                                ------------------------------------
                                                  ANNUAL COMPENSATION                   AWARDS              PAYOUTS
                                         -----------------------------------    ----------------------     ---------
                                                                                            SECURITIES
                                                                                RESTRICTED  UNDERLYING     LONG-TERM
                                                                OTHER ANNUAL       STOCK     OPTIONS/      INCENTIVE    ALL OTHER
         NAME AND                        SALARY       BONUS     COMPENSATION      AWARD(S)     SARS         PAYOUTS   COMPENSATION
    PRINCIPAL POSITION         YEAR       ($)          ($)         ($)(1)           ($)        (#)           ($)        ($)(2)
----------------------------   ----     --------      -------   ------------    ----------  ----------     ---------  ------------
C. Randall Hill (3)........    1999     165,000        -0-           -0-             -0-        -0-           -0-         3,600
   Chief Executive Officer     1998     120,000       66,920         -0-             -0-        -0-           -0-         2,400
                               1997     110,000       25,000         -0-             -0-        -0-           -0-         2,200

Steven D. Gray (3).........    1999     165,000        -0-           -0-             -0-        -0-           -0-         3,600
   President                   1998     120,000       66,920         -0-             -0-        -0-           -0-         2,400
                               1997     110,000       25,000         -0-             -0-        -0-           -0-         2,200

R. Cory Richards (3).......    1999     137,500        -0-           -0-             -0-        -0-           -0-         3,000
   Executive Vice President    1998     100,000       61,920         -0-             -0-        -0-           -0-         2,000
   and Exploration Manager     1997      82,250       13,000         -0-             -0-        -0-           -0-           200

-------------

(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named individual.

(2)  Represents Company contributions to the Company's 401(k) Plan.

(3) Each of Messrs. Hill and Gray resigned as a director and an executive officer of the Company, and Mr. Richards resigned as an executive officer of the Company, on February 8, 2000, in conjunction with the completion of the Merger. See "Employment Agreements, Termination of Employment and Change in Control Arrangements."

         The current executive officers of the Company are Philip B. Smith, Chairman of the Board, Chief Executive Officer and Treasurer, Lon C. Kile, President and Chief Operating Officer, and D. Richard Massengill, Vice President. They became the executive officers of the Company on February 8, 2000, upon completion of the Merger. During 1999, Messrs. Smith, Kile (beginning in June 1999) and Massengill (beginning in July 1999) served as the executive officers of Old Prize. The compensation paid to Messrs. Smith, Kile and Massengill in 1999 by Old Prize as salaries were $72,000, $114,000 and $62,500, respectively. In addition, Messrs. Smith, Kile and Massengill were paid bonuses by Old Prize of $47,250, $75,938 and $32,813, respectively, for 1999.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information with respect to options granted to the named executive officers of the Company during 1999. The Company has never granted any stock appreciation rights.



                                      INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------
                                   NUMBER OF      % OF TOTAL
                                   SECURITIES      OPTIONS/                                         POTENTIAL REALIZABLE VALUE
                                   UNDERLYING        SARS                                            AT ASSUMED ANNUAL RATES
                                    OPTIONS/      GRANTED TO                                       OF STOCK PRICE APPRECIATION
                                      SARS         EMPLOYEES     EXERCISE OR                             FOR OPTION TERM
                                    GRANTED        IN FISCAL     BASE PRICE      EXPIRATION       ----------------------------
              NAME                    (#)            YEAR          ($/SH)           DATE              5%($)           10%($)
--------------------------------   -----------    ----------     -----------     ----------       -----------       ----------
C. Randall Hill.................      -0-             -0-            -0-             -0-              -0-               -0-
Steven D. Gray..................      -0-             -0-            -0-             -0-              -0-               -0-
R. Cory Richards................      -0-             -0-            -0-             -0-              -0-               -0-

         During 1999, Messrs. Smith, Kile and Massengill were granted stock options for 568.417 shares, 321.707 shares and 160.854 shares of Old Prize common stock each at an exercise price of $13,053 per share and for a term of five years from the date of grant, respectively, under Old Prize's stock option plan. After giving effect to the Merger and the Company's one-for-seven reverse common stock split effected on February 8, 2000, these options are now currently exercisable for 946,520 shares, 535,702 shares and 267,852 shares of Common Stock, each at an exercise price of $7.84 per share.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

         The following table sets forth certain information with respect to options exercised by the named executive officers of the Company during 1999, and the number and value of unexercised options held by such executive officers at the end of the year. The Company has never granted any stock appreciation rights.



                                                                                                 VALUE OF UNEXERCISED
                                 SHARES                         NUMBER OF SECURITIES                 IN-THE-MONEY
                                ACQUIRED                       UNDERLYING UNEXERCISED           OPTIONS/SARS AT FY-END
                                   ON          VALUE         OPTIONS/SARS AT FY-END(#)                    ($)
                                EXERCISE      REALIZED     ----------------------------    -------------------------------
           NAME                   (#)           ($)        EXERCISABLE    UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
----------------------------   ----------    -----------   -------------  -------------     -------------    -------------
C. Randall Hill.............      -0-           -0-            -0-              -0-             -0-               -0-
Steven D. Gray..............      -0-           -0-            -0-              -0-             -0-               -0-
R. Cory Richards............      -0-           -0-            -0-              -0-             -0-               -0-

         Messrs. Smith, Kile and Massengill did not exercise any stock options for Old Prize common stock during 1999.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
AGREEMENTS

         The Company has not entered into any employment agreements with its executive officers.

         In connection with the Merger, on October 8, 1999, the Company entered into Termination and Consulting Agreements with each of C. Randall Hill, the Company's then Chairman and Chief Executive Officer, Steven D. Gray, the Company's then President, and R. Cory Richards, the Company's then Executive Vice President. Under these agreements, each executive officer received a cash severance payment in the amount of $333,333 following completion of the Merger. Each executive officer also agreed, as may be requested by the Company, to provide consulting services to the Company at a monthly compensation equal to his current monthly compensation at the time he entered into the agreement. The monthly compensation of each of Messrs. Hill and Gray at that time was $13,750. Mr. Richards' monthly compensation at that time was $11,459. Under these agreements, the consulting services terminated on February 28, 2000.

REPORT ON EXECUTIVE COMPENSATION

         As members of the Board of Directors, it is our responsibility to review and set the compensation levels of the Company's executive officers, evaluate the performance of management and consider management succession and related matters. In addition, we administer any annual or long-term incentive compensation plans of the Company.

         The Board of Directors considers information with respect to the reasonableness of compensation paid to executive officers of the Company, as well as all employees of the Company and its subsidiaries in managerial positions. The Board of Directors also takes into account how compensation compares to compensation paid by competitors in the Company's industry as well as the performance of the Company.

         The Company's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve the Company's business objectives and contribute to the long-term success of the Company. In order to meet these goals, the Company's compensation policy for its executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, the Company's compensation policy also contemplates performance-based cash bonuses. The executive compensation program for 1999 consisted of only one element: base salary.

         Base Salary. Base salary for executive officers is determined principally by competitive factors and the marketplace. In determining its recommendations for adjustments to the base salaries of officers, including the Chief Executive Officer, for 1999, the Company focused primarily on the scope of each officer's responsibilities, each officer's contributions to the Company's success in moving toward its long-term goals during the year, the Company's assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of the Company's financial position.

         Annual Incentive Bonus. The compensation policy of the Company is that a part of the annual compensation of each officer should be related to and contingent upon the performance of the Company, as well as the individual contribution of each officer. In addition, the Board of Directors has reviewed compensation information for executives of companies comparable to the Company in an effort to ensure that the Company's bonuses are competitive. Because of the cash severance payments to the executive officers of the Company upon the completion of the Merger, none of the executive officers of the Company received an incentive bonus for 1999.

         Equity Compensation. The grant of stock options to executive officers generally constitutes an important element of long-term compensation for executive officers. If granted, stock options increase management's equity ownership in the Company with the goal of ensuring that the interests of management remain closely aligned with those of the Company's stockholders. The Board of Directors believes that stock options in the Company provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options can also create an incentive for executive officers to remain with the Company for the long-term. During much of 1999, the Company was focused on finding and evaluating potential merger candidates within the oil and gas industry. As a result, none of the executive officers of the Company were granted stock options during 1999.

         The members of the Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executive officers are to be rewarded commensurately. The members of the Committee believe that compensation levels during 1999 adequately reflect the compensation goals and practices of the Company.

                                                        COMPENSATION COMMITTEE

                                                        David R. Albin
                                                        Kenneth A. Hersh

         The Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1999, Kenneth A. Hersh and David R. Albin, directors of the Company, served as members of the Compensation Committee of the Board of Directors. Messrs. Hersh and Albin serve as directors of the Company and constitute (a) two of the four managing members of each entity that serves as the ultimate general partner of NGP II and NGP III and (b) a majority of the managing members of the entity that serves as the ultimate general partner of NGP V. They also own interests in these Natural Gas Partners partnerships. Each of these Natural Gas Partners partnerships is a more than 5% stockholder of the Company. For information with respect to transactions involving such persons, Old Prize and the Company, see "Certain Transactions."

PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the period commencing October 29, 1998 (the date on which the Company's Common Stock began trading publicly), and ending on December 31, 1999, with the cumulative total return on the American Stock Exchange Market Value Index and the Dow Jones-Secondary Oil Index. The comparison assumes $100 was invested on October 29, 1998, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                                    [GRAPH]

                                                           10/29/1998     12/98       12/99        3/00
                                                           ----------   ---------  ----------  ---------
PRIZE ENERGY CORP                                            $100.00     $ 68.00     $ 64.00     $ 89.14
AMEX MARKET VALUE INDEX                                      $100.00     $109.68     $140.12     $160.99
DOW JONES OIL COMPANIES-SECONDARY INDEX                      $100.00     $ 89.85     $101.58     $114.26

--------------------------------------------------------
Source:  Research Data Group

         The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                              CERTAIN TRANSACTIONS

         Conversion of Convertible Preferred Stock and Repurchase of Common Stock. On March 31, 2000, Pioneer USA converted all of the 3,984,197 shares of Series A 6% Convertible Preferred Stock of the Company owned by it into 3,984,197 shares of Common Stock. Immediately after such conversion, also on March 31, 2000, the Company purchased from Pioneer USA 1,346,482 of the newly-issued shares of Common Stock for cash consideration of approximately $18.2 million. On March 31, 2000, and before the conversion of the preferred stock and subsequent repurchase of shares of Common Stock, the Company paid Pioneer USA in cash the amount of $458,514 as a dividend on the preferred stock. In conjunction with these transactions, Pioneer USA relinquished all of its rights under the Voting and Shareholders Agreement, including its right to designate two directors of the Company. Accordingly, Scott D. Sheffield and Mark
L. Withrow, Pioneer USA's designees on the Board of Directors, resigned as directors of the Company, effective as of March 31, 2000. Pioneer USA and the Company also agreed to terminate the Joint Participation Agreement discussed below as of March 31, 2000.

         Merger. For details with respect to the merger of the Company with Old Prize, including the Voting and Shareholders Agreement entered into in connection therewith, see "Change in Control."

         At the time of the Merger, each of David R. Albin and Kenneth A. Hersh was a director of Old Prize and also a director of the Company. In addition, Messrs. Albin and Hersh are principal managers of, and own interests in, NGP II and NGP III, which entities owned approximately 52% of the Company's outstanding common stock prior to the Merger. Messrs. Albin and Hersh are also principal managers of, and own interests in, NGP V, which owned approximately 60% of Old Prize's outstanding shares of capital stock (common stock and convertible preferred stock, combined) prior to the Merger.

         Joint Participation Agreement. On June 29, 1999, Old Prize and Pioneer USA entered into a Joint Participation Agreement. On February 8, 2000, Old Prize assigned to the Company all of its rights and the Company assumed all of its obligations under the Joint Participation Agreement. As discussed above, the Joint Participation Agreement was terminated on March 31, 2000. Under the Joint Participation Agreement, the Company was obligated to notify Pioneer USA of certain opportunities to acquire oil and gas interests or securities of a company that was engaged in the acquisition, exploitation, exploration and development of oil and gas. In addition, the Company was obligated to notify Pioneer USA of any decision by the Board of Directors to sell to any unaffiliated third party direct property interests in an exploration project or equity ownership interests in an entity owned or controlled by the Company that owned such an exploration project, in either case, for the purpose of financing such exploration project. Pursuant to the terms of the Joint Participation Agreement, Pioneer USA had the right to participate, up to 50%, in any acquisition opportunity or exploration project described above.

         Registration Rights Agreement. Upon completion of the Merger, the Company entered into a Registration Rights Agreement with NGP V, Pioneer USA, certain holders of shares of Common Stock and various holders of the Company's outstanding warrants to purchase Common Stock. The Registration Rights Agreement entitles the parties to certain demand, piggyback and shelf registration rights with respect to their shares of Common Stock and provides for the payment of the expenses of registration by the Company. In addition, the Registration Rights Agreement grants Pioneer USA the right to include registrable securities in the first underwritten offering of Common Stock commenced after the Merger to the extent of the lesser of:

     o    shares with a value of $50 million; or

     o 50% of the total number of shares to be sold in the offering, plus 50% of any over-allotment for that offering.

         Amendment to Confidentiality and Non-Compete Agreements. In connection with the Merger, the Company amended its confidentiality and non-compete agreements with each of C. Randall Hill and Steven D. Gray to terminate the non-competition provisions of those agreements, effective upon completion of the Merger.

         Indebtedness of Officer. In June 1999, Old Prize issued 25 shares of its common stock to Lon C. Kile in exchange for a note receivable in the amount of $250,000. The note did not bear interest and was paid in full during the last half of 1999.

         Advisory Services and Indemnification Agreement. Old Prize entered into an Advisory Services and Indemnification Agreement, dated as of January 25, 1999, as amended, with NGP V, currently a more than 5% stockholder of the Company. Kenneth A. Hersh and David R. Albin, representatives of NGP V, also serve as directors of the Company. According to the terms of the agreement, Old Prize agreed to pay NGP V $150,000 per year, and reimburse NGP V for various expenses, in consideration for certain consulting and financial advisory services provided by NGP V and its representatives. Following the Merger, the agreement was continued with the Company. During 1999, the Company had a similar Advisory Services Agreement with NGP II and NGP III, each a more than 5% stockholder of the Company, except that the annual fee was $75,000 per year. Kenneth A. Hersh, David R. Albin and John S. Foster, representatives of NGP II and NGP III, served as directors of the Company prior to the Merger.

         Fees and Reimbursements. In connection with the formation and organization of Old Prize in January 1999 and additional investment by NGP V in Old Prize in June 1999, Old Prize paid fees of $560,000, in the aggregate, to NGP V. In addition, Old Prize reimbursed NGP V for its out-of-pocket expenses incurred in connection with these transactions. NGP V is currently a more than 5% stockholder of the Company, and its representatives, Kenneth A. Hersh and David R. Albin, serve as directors of the Company.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC and the American Stock Exchange, and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to 1999.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during and with respect to 1999, all Section 16(a) filing requirements applicable to its officers, directors and more than 10% stockholders were complied with.

                                  OTHER MATTERS

MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

         The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matter properly comes before the Annual Meeting for a vote of the stockholders, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment. The Company's Bylaws require that, for business to be properly brought before a meeting of stockholders by a stockholder, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days before the meeting. The notice must contain a brief description of the business proposed to be brought before the meeting and other information specified in the Company's Bylaws. If the Chairman of the meeting determines that such business was not brought before the meeting in accordance with such procedures, such business will not be transacted.

PROPOSALS OF STOCKHOLDERS

         Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 3500 William D. Tate, Suite 200, Grapevine, Texas 76051, on or before December 29, 2000, to be considered for inclusion in the Company's proxy statement and accompanying proxy for that meeting.

         In accordance with the Company's Bylaws, any stockholder who intends to present a proposal at the Company's 2001 Annual Meeting of Stockholders and has not sought inclusion of the proposal in the Company's proxy statement and accompanying proxy pursuant to Rule 14a-8, must provide the Company with notice of such proposal no later than March 25, 2001, in order for such proposal to be properly brought before the meeting.



                                             By Order of the Board of Directors,



                                             Monica L. Griffin
                                             Secretary


Grapevine, Texas
April 28, 2000

                                                                     EXHIBIT A
                               AMENDMENT NUMBER 1
                              TO PRIZE ENERGY CORP.
                (FORMERLY KNOWN AS VISTA ENERGY RESOURCES, INC.)
                       1998 KEY EMPLOYEE STOCK OPTION PLAN


         1. Introduction. On May 22, 1998, the Board of Directors of Prize Energy Corp. (then known as Vista Energy Resources, Inc.) (the "Company") adopted the Vista Energy Resources, Inc. 1998 Key Employee Stock Option Plan (the "Plan"). On April 17, 2000, the Board of Directors of the Company ratified, affirmed and re-adopted the Plan. The Plan permits the granting of stock options to officers, directors and employees of the Company or any parent or subsidiary of the Company.

         Under the terms of the Plan, a total of 900,000 shares of common stock of the Company were originally available for issuance pursuant to stock options granted under the Plan (subject to adjustment in the event of certain corporate transactions such as a stock split, reverse stock split, etc.).

         On February 8, 2000, under with the terms of the Plan, the total number of shares of common stock of the Company available for issuance pursuant to stock options granted under the Plan was adjusted from 900,000 shares to 128,571 shares to give effect to the Company's one-for-seven reverse common stock split effected on February 8, 2000.

         On February 8, 2000, Vista Energy Resources, Inc. changed its name to Prize Energy Corp.

         2. Purpose. The primary purpose of this Amendment is to increase the total number of shares of common stock of the Company available for issuance pursuant to stock options granted under the Plan from 128,571 shares to 500,000 shares, which will further enable the Company to grant stock options under the Plan to attract and retain officers, directors and employees of the Company or any parent or subsidiary of the Company.

         3. Amendments. The Plan is hereby amended as follows:

                  (a) All references in the Plan to Vista Energy Resources, Inc., other than the reference to Vista Energy Resources, Inc. in
         Section 17(j) of the Plan, shall refer to Prize Energy Corp. in order to reflect the Company's name change.

                  (b) In the first sentence of Section 3 of the Plan, the number "900,000" (which has been adjusted to 128,571) is deleted and the number "500,000" is substituted therefor.

         4. No Change. Except as specifically set forth herein, this Amendment does not change the terms of the Plan.

         5. Effective Date. This Amendment shall take effect and be adopted on the date that the stockholders of the Company approve this Amendment.

       Executed this 17th day of April, 2000.



ATTEST:                                  PRIZE ENERGY CORP. (formerly
                                         known as Vista Energy Resources, Inc.)


 /s/ Monica L. Griffin                  By:   /s/ Philip B. Smith
---------------------------------              ---------------------
Monica L. Griffin                             Philip B. Smith
Secretary                                     Chairman of the Board and
                                              Chief Executive Officer

                                                                       EXHIBIT B
                               PRIZE ENERGY CORP.
                (FORMERLY KNOWN AS VISTA ENERGY RESOURCES, INC.)
                       1998 KEY EMPLOYEE STOCK OPTION PLAN

1.   Purpose.


         Prize Energy Corp. (formerly known as Vista Energy Resources, Inc.), a Delaware corporation (herein, together with its successors, referred to as the "Company"), by means of this 1998 Stock Option Plan (the "Plan"), desires to afford certain individuals and key employees of the Company and any parent corporation or subsidiary corporation thereof now existing or hereafter formed or acquired (such parent and subsidiary corporations sometimes referred to herein as "Related Entities") who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company and any Related Entities. As used in the Plan, the terms "parent corporation" and "subsidiary corporation" shall mean, respectively, a corporation within the definition of such terms contained in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

         The stock options described in Sections 6 and 7 (the "Options"), and the shares of Common Stock (as hereinafter defined) acquired pursuant to the exercise of such Options are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

2.   Administration.


         (a) Committee. The Board of Directors of the Company (the "Board of Directors") shall administer the Plan with respect to all Key Employees (as hereinafter defined) or Eligible Non-Employees (as hereinafter defined) or may delegate all or part of its duties under this Plan to any committee appointed by the Board of Directors (the "Committee") or to any officer or committee of officers of the Company, subject in each case to such conditions and limitations as the Board of Directors may establish and subject to the following sentence. Unless a majority of the members of the Board of Directors determines otherwise:
(a) the Committee shall be constituted in a manner that satisfies the requirements of Rule 16b-3, which Committee shall administer the Plan with respect to all Key Employees or Eligible Non-Employees who are subject to
Section 16 of the Exchange Act in a manner that satisfies the requirements of Rule 16b-3; and (b) the Committee shall be constituted in a manner that satisfies the requirements of Section 162(m), which Committee shall administer the Plan with respect to "performance-based compensation" for all Key Employees or Eligible Non-Employees who are reasonably expected to be "covered employees" as those terms are defined in Section 162(m). The number of persons that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors. Except for references in Sections 2(a), 2(b), and 2(c) and unless the context otherwise requires, references herein to the Committee shall also refer to the Board of Directors as administrator of the Plan for Key Employees or Eligible Non-Employees or to the appropriate delegate of the Committee or the Board of Directors.

         (b) Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from membership in the Committee by written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused.

         (c) Meetings and Actions of Committee. The Board of Directors shall designate which of the Committee members shall be the chairman of the Committee. If the Board of Directors fails to designate a Committee chairman, the members of the Committee shall elect one of the Committee members as chairman, who shall act as chairman until he ceases to be a member of the Committee or until the Board of Directors elects a new chairman. The Committee shall hold its meetings at those times and places as the chairman of the Committee may determine. At all meetings of the Committee, a quorum for the transaction of business shall be required, and a quorum shall be deemed present if at least a majority of the members of the Committee are present. At any meeting of the Committee, each member shall have one vote. All decisions and determinations of the Committee shall be made by the majority vote or majority decision of all of its members present at a meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting that was duly called and held. The Committee may make any rules and regulations as it may deem advisable for the conduct of its business that are not inconsistent with the provisions of the Plan, the certificate of incorporation of the Company, the by-laws of the Company, Rule 16b-3 so long as it is applicable, and Section 162(m) so long as it is applicable.

3.   Shares Available.

         Subject to the adjustments provided in Section 10, the maximum aggregate number of shares of Common Stock, $.01 par value, of the Company ("Common Stock") in respect of which Options may be granted for all purposes under the Plan shall be 900,000 shares. If, for any reason, any shares as to which Options have been granted cease to be subject to purchase thereunder, including the expiration of such Option, the termination of such Option prior to exercise, or the forfeiture of such Option, such shares shall thereafter be available for grants under the Plan. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with (i) authorized and unissued shares of the Common Stock, (ii) issued shares of such Common Stock held in the Company's treasury, or (iii) issued shares of Common Stock reacquired by the Company in each situation as the Board of Directors or the Committee may determine from time to time.

4.   Eligibility and Bases of Participation.

         Grants of Incentive Options (as hereinafter defined) and Non-Qualified Options (as hereinafter defined) may be made under the Plan, subject to and in accordance with Section 6, to Key Employees. As used herein, the term "Key Employee" shall mean any employee of the Company or any Related Entity, including officers and directors of the Company or any Related Entity who are also employees of the Company or any Related Entity, who is regularly employed on a salaried basis and who is so employed on the date of such grant, whom the Committee identifies as having a direct and significant effect on the performance of the Company or any Related Entity.

         Grants of Non-Qualified Options may be made, subject to and in accordance with Section 7, to any Eligible Non-Employee. As used herein, the term "Eligible Non-Employee" shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust, or other entity (collectively, a "Person"), that the Committee designates as eligible for a grant of Options pursuant to this Plan because such Person performs bona fide consulting, advisory, or other services for the Company or any Related Entity (other than services in connection with the offer or sale of securities in a capital-raising transaction) and the Board of Directors or the Committee determines that the Person has a direct and significant effect on the financial development of the Company or any Related Entity.

         The adoption of this Plan shall not be deemed to give any Person a right to be granted any Options.

         Notwithstanding any other provision of this Plan to the contrary, with respect to the grant of any Options to any Key Employee or Eligible Non-Employee, the Committee shall first determine the number of shares in respect of which Options are to be granted to such Key Employee or Eligible Non-Employee and shall then cause to be granted to such Key Employee or Eligible Non-Employee an Option exercisable for such shares. The exercise price per share of Common Stock under each Option shall be fixed by the Committee at the time of grant of the Option and shall equal at least 100% of the Fair Market Value of a share of Common Stock on the date of grant.

5.   Authority of Committee.


         Subject to the express provisions of the Plan and any applicable law with which the Company intends the Plan to comply, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan, including without limitation to adopt and observe such procedures concerning the counting of Options against the Plan and individual maximums as it may deem appropriate from time to time; (b) to determine the Key Employees or Eligible Non-Employees to whom, and the time or times at which, Options shall be granted;
(c) to determine the amount of cash and the number of shares of Common Stock, that shall be the subject of each Option; (d) to determine the terms and provisions of each award evidencing Options granted hereunder (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exerciseability of the Options, (ii) the extent to which the transferability of shares of Common Stock issued or transferred pursuant to any Option is restricted, (iii) the effect of termination of employment on the Option, and
(iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (e) to accelerate, pursuant to
Section 8, the time of exerciseability of any Option that has been granted; (f) to construe the respective awards evidencing Options granted hereunder and the Plan; (g) to make determinations of the Fair Market Value of the Common Stock pursuant to the Plan; (h) to delegate its duties under the Plan to such agents as it may appoint from time to time, subject to the second sentence of Section 2(a); and (i) to make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Option, or in any awards evidencing Options granted hereunder in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 5 shall be final and conclusive. The Committee shall not have the power to appoint members of the Committee or to terminate, modify, or amend the Plan. Those powers are vested in the Board of Directors.

         From time to time, the Board of Directors and appropriate officers of the Company shall be and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Common Stock available for issuance pursuant to awards evidencing Options granted hereunder.

6.   Incentive Options.


         Subject to the express provisions of this Plan, the Committee shall have the authority to grant incentive stock options pursuant to Section 422 of the Code ("Incentive Options"), to grant non-qualified stock options (options which do not qualify under Section 422 of the Code) ("Non-Qualified Options"), and to grant both types of Options to Key Employees. No Incentive Option shall be granted pursuant to this Plan after the earlier of ten years from the date of adoption of the Plan or ten years from the date of approval of the Plan by the stockholders of the Company. Notwithstanding anything in this Plan to the contrary, Incentive Options may be granted only to Key Employees. The terms and conditions of Incentive Options granted under this Section 6 shall be determined from time to time by the Committee; provided, however, that Incentive Options granted under this Section 6 shall be subject to all terms and provisions of the Plan (other than Section 7), including the following:

     (a) Option Exercise Price. Subject to Section 4, the Committee shall establish Incentive Option exercise price at the time any Incentive Option is granted at such amount as the Committee shall determine; provided, that such price shall not be less than the Fair Market Value per share of Common Stock at the date Incentive Option is granted; and provided, further, that in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns shares of the Company or any Related Entity which possess more than 10% of the total combined voting power of all classes of shares of the Company or of any Related Entity, the option exercise price shall not be less than 110% of the Fair Market Value per share of Common Stock at the Incentive Option is granted. The Incentive Option exercise price shall be subject to adjustment in accordance with the provisions of Section 9 of the Plan.

     (b) Payment. The price per share of Common Stock with respect to Incentive Option exercise shall be payable at the time of such exercise. Such price shall be payable in cash or by any other means acceptable to the Committee, including delivery to the Company of shares of Common Stock owned by the optionee or by the delivery or withholding of shares pursuant to a procedure created pursuant to Section 5.d. of the Plan. Shares delivered to or withheld by the Company in payment of Incentive Option exercise price shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the exercise of Incentive Option.

     (c) Continuation of Employment. Each Incentive Option shall require the optionee to remain in the continuous employ of the Company or any Related Entity from the date of grant of the Incentive Option until no more than three months prior to the date of exercise of the Incentive Option.

     (d) Exerciseability of Stock Option. Subject to Section 8, each Incentive Option shall be exercisable in one or more installments as the Committee may determine at the time of the grant. No Incentive Option by its terms shall be exercisable after the expiration of ten years from the date of grant of the Incentive Option; provided, however, that no Incentive Option granted to a person who, at the time such Incentive Option is granted, owns stock of the Company, or any Related Entity, possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any Related Entity, shall be exercisable after the expiration of five years from the date such Incentive Option is granted.

     (e) Death. If any optionee's employment with the Company or a Related Entity terminates due to the death of such optionee, the estate of such optionee, or a Person who acquired the right to exercise such Incentive Option by bequest or inheritance or by reason of the death of the optionee, shall have the right to exercise such Incentive Option in accordance with its terms at any time and from time to time within 180 days after the date of death unless a longer or shorter period is expressly provided in such Incentive Option or established by the Committee pursuant to Section 8 (but in no event after the expiration date of such Incentive Option).

     (f) Disability. If the employment of any optionee terminates because of his Disability (as defined in Section 18), such optionee or his legal representative shall have the right to exercise the Incentive Option in accordance with its terms at any time and from time to time within 180 days after the date of such termination unless a longer or shorter period is expressly provided in such Incentive Option or established by the Committee pursuant to Section 8 (but not after the expiration date of the Incentive Option); provided, however, that in the case of an Incentive Option, the optionee or his legal representative shall in any event be required to exercise the Incentive Option within one year after termination of the optionee's employment due to his Disability.

     (g) Termination for Cause; Voluntary Termination. Unless an optionee's Incentive Option expressly provides otherwise, such optionee shall immediately forfeit all rights under his Incentive Option, except as to the shares of stock already purchased thereunder, if the employment of such optionee with the Company or a Related Entity is terminated by the Company or any Related Entity for Good Cause (as defined below) or if such optionee voluntarily terminates employment without the consent of the Company or any Related Entity. The determination that there exists Good Cause for termination shall be made by the Committee (unless otherwise agreed to in writing by the Company and the optionee).

     (h) Other Termination of Employment. If the employment of an optionee with the Company or a Related Entity terminates for any reason other than those specified in subsections 6(e), (f) or (g) above, such optionee shall have the right to exercise his Incentive Option in accordance with its terms, within 30 days after the date of such termination, unless a longer or shorter period is expressly provided in such Incentive Option or established by the Committee pursuant to Section 8 (but not after the expiration date of the Incentive Option); provided, that no Incentive Option shall be exercisable more than three months after such termination.

     (i) Maximum Exercise. The aggregate Fair Market Value of stock (determined at the time of the grant of the Incentive Option) with respect to which Incentive Options are exercisable for the first time by an optionee during any calendar year under all plans of the Company and any Related Entity shall not exceed $100,000.

7.   Non-Qualified Options.

     (a) Subject to the express provisions of this Plan, the Committee shall have the authority to grant Non-Qualified Options to Key Employees and Eligible Non-Employees. The terms and conditions of the Non-Qualified Options granted under this Section 7 shall be determined from time to time by the Committee; provided, however, that the Non-Qualified Options granted under this Section 7 shall be subject to all terms and provisions of the Plan (other than Section
            6), including the following:

            (i) Option Exercise Price. Subject to Section 4, the Committee shall establish the Non-Qualified Option exercise price at the time any Non-Qualified Option is granted at such amount as the Committee shall determine. The Non-Qualified Option exercise price shall be subject to adjustment in accordance with the provisions of Section 9 of the Plan.

            (ii) Payment. The price per share of Common Stock with respect to each Non-Qualified Option exercise shall be payable at the time of such exercise. Such price shall be payable in cash or by any other means acceptable to the Committee, including delivery to the Company of shares of Common Stock owned by the optionee or by the delivery or withholding of shares pursuant to a procedure created pursuant to Section 5.d. of the Plan. Shares delivered to or withheld by the Company in payment of the Non-Qualified Option exercise price shall be valued at the Fair Market Value of the Common Stock on the day preceding the date of the exercise of the Non-Qualified Option.

            (iii) Exerciseability of Stock Option. Subject to Section 8, each Non-Qualified Option shall be exercisable in one or more installments as the Committee may determine at the time of the grant. No Non-Qualified Option shall be exercisable after the expiration of five years from the date of grant of the Non-Qualified Option, unless otherwise expressly provided in such Non-Qualified Option.

            (iv) Death. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates because of his death, the estate of such optionee, or a Person who acquired the right to exercise such Non-Qualified Option by bequest or inheritance or by reason of the death of the optionee, shall have the right to exercise such Non-Qualified Option in accordance with its terms, at any time and from time to time within 180 days after the date of death unless a longer or shorter period is expressly provided in such Non-Qualified Option or established by the Committee pursuant to Section 8 (but in no event after the expiration date of such Non-Qualified Option).

            (v) Disability. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates because of his Disability, such optionee or his legal representative shall have the right to exercise the Non-Qualified Option in accordance with its terms at any time and from time to time within 180 days after the date of the optionee's termination unless a longer or shorter period is expressly provided in such Non-Qualified Option or established by the Committee pursuant to Section 8 (but not after the expiration of the Non-Qualified Option).

            (vi) Termination for Cause; Voluntary Termination. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee is terminated (i) for Good Cause, (ii) as a result of removal of the optionee from office as a director of the Company or of any Related Entity for cause by action of the stockholders of the Company or such Related Entity in accordance with the by-laws of the Company or such Related Entity, as applicable, and the corporate law of the Jurisdiction of incorporation of the Company or such Related Entity, or (iii) as a result of the voluntary termination by optionee of optionee's service without the consent of the Company or any Related Entity, then such optionee shall immediately forfeit his rights under his Non-Qualified Option except as to the shares of stock already purchased. The determination that there exists Good Cause for termination shall be made by the Committee (unless otherwise agreed to in writing by the Company and the optionee).

            (vii) Other Termination of Relationship. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates for any reason other than those specified in subsections (vi)(i), (ii) or (iii) above, such optionee shall have the right to exercise his or its Non-Qualified Option in accordance with its terms within 30 days after the date of such termination, unless a longer or shorter period is expressly provided in such Non-Qualified Option or established by the Committee pursuant to Section 8 (but not after the expiration date of the Non-Qualified Option).

            (viii) Ineligibility for Other Grants. Any Eligible Non-Employee who
                   receives a Non-Qualified Option pursuant to this Section 7 shall be ineligible to receive any Options under any other Section of the Plan.

8.   Change of Control.


     If (i) a Change of Control shall occur or (ii) the Company shall enter into an agreement providing for a Change of Control, then the Committee may declare any or all Options outstanding under the Plan to be exercisable in full at such time or times as the Committee shall determine, notwithstanding the express provisions of such Options. Each Option accelerated by the Committee pursuant to the preceding sentence shall terminate, notwithstanding any express provision thereof or any other provision of the Plan, on such date (not later than the stated exercise date) as the Committee shall determine.

9.   Adjustment of Shares.


     Unless otherwise expressly provided in a particular Option, in the event that, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company (collectively, a "Reorganization"), the Common Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Common Stock are changed into a greater or lesser number of shares of Common Stock, the number and/or kind of shares and/or interests subject to an Option and the per share price or value thereof shall be appropriately adjusted by the Committee to give appropriate effect to such Reorganization. Any fractional shares or interests resulting from such adjustment shall be eliminated. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of
Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" for purposes of Section 422 of the Code. The maximum aggregate number of shares of Common Stock in respect of which Options may be granted under this Plan as provided for in Section 3 shall be subject to adjustment as contemplated above.

     In the event the Company is not the surviving entity of a Reorganization (not involving a Change of Control) and, following such Reorganization, any optionee will hold Options issued pursuant to this Plan which have not been exercised, canceled, or terminated in connection therewith, the Company shall cause such Options to be assumed (or canceled and replacement Options issued) by the surviving entity or a Related Entity. A Reorganization involving a Change of Control in which the Company is not the surviving entity shall be governed by
Section 8.

10.  Assignment or Transfer.


     (a) Except as otherwise expressly provided in any Non-Qualified Option, no Option granted under the Plan or any rights or interests therein shall be assignable or transferable by an optionee except by will or the laws of descent and distribution, and during the lifetime of an optionee, Options granted to him or her hereunder shall be exercisable only by the optionee or, in the event that a legal representative has been appointed in connection with the Disability of an optionee, such legal representative.

     (b) Notwithstanding any limitation on a Key Employee's or Eligible Non-Employee's right to transfer an Option, the Committee may (in its sole discretion) permit a Key Employee or Eligible Non-Employee to transfer an Option, or may cause the Company to grant an Option that otherwise would be granted to a Key Employee or Eligible Non-Employee, in any of the following circumstances: (a) pursuant to a qualified domestic relations order, (b) to a trust established for the benefit of the Key Employee or Eligible Non-Employee or one or more of the children, grandchildren, or spouse of the Key Employee or Eligible Non-Employee, as applicable; (c) to a limited partnership in which all the interests are held by the Key Employee or Eligible Non-Employee and that Person's children, grandchildren or spouse; or (d) to another Person in circumstances that the Committee believes will result in the Option continuing to provide an incentive for the Key Employee or Eligible Non-Employee to remain in the service of the Company or its Subsidiaries and apply his or her best efforts for the benefit of the Company or its Subsidiaries. If the Committee determines to allow such transfers or issuances of Option, any Key Employee or Eligible Non-Employee desiring such transfers or issuances shall make application therefor in the manner and time that the Committee specifies and shall comply with such other requirements as the Committee may require to assure compliance with all applicable laws, including securities laws, and to assure fulfillment of the purposes of this Plan. The Committee shall not authorize any such transfer or issuance if it may not be made in compliance with all applicable federal, state and foreign securities laws. The granting of permission for such an issuance or transfer shall not obligate the Company to register the shares of Common Stock to be issued under the applicable Option.

11.  Compliance with Securities Laws.


     The Company shall not in any event be obligated hereunder to file any registration statement under the Securities Act or any applicable state securities law to permit exercise of any option or to issue any Common Stock in violation of the Securities Act or any applicable state securities law. Each optionee (or, in the event of his death or, in the event a legal representative has been appointed in connection with his Disability, the Person exercising the Option) shall, as a condition to his right to exercise any Option, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of shares of Common Stock pursuant to such exercise is not required hereunder to be registered under the Securities Act or any applicable state securities law.

     Certificates for shares of Common Stock, when issued, may have substantially the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

     This legend shall not be required for shares of Common Stock issued pursuant to an effective registration statement under the Securities Act and in accordance with applicable state securities laws.

12.  Withholding Taxes.


     By acceptance of the Option, the optionee will be deemed to (i) agree to reimburse the Company or Related Entity by which the optionee is employed for any federal, state, or local taxes required by any government to be withheld or otherwise deducted by such corporation in respect of the optionee's exercise of all or a portion of the Option; (ii) authorize the Company or any Related Entity by which the optionee is employed to withhold from any cash compensation paid to the optionee or in the optionee's behalf, an amount sufficient to discharge any federal, state, and local taxes imposed on the Company, or the Related Entity by which the optionee is employed, and which otherwise has not been reimbursed by the optionee, in respect of the optionee's exercise of all or a portion of the Option; and (iii) agree that the Company may, in its discretion, hold the stock certificate to which the optionee is entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

13.  Costs and Expenses.


     The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Option nor to any employee receiving an Option.

14.  Funding of Plan.


     The Plan shall be unfunded. The Company shall not be required to make any segregation of assets to assure the payment of any Option under the Plan.

15.  Other Incentive Plans.


     The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

16.  Effect on Employment.


     Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Key Employee except to the extent specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, an obligation on (i) the Company or any Related Entity to continue the employment of any Key Employee, and (ii) any Key Employee to remain in the employ of the Company or any Related Entity.

17.  Definitions.

     In addition to the terms specifically defined elsewhere in the Plan, as used in the Plan, the following terms shall have the respective meanings indicated:

     (a) "Affiliate" shall mean, as to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

     (b) "Board of Directors" shall have the meaning set forth in Section 2 hereof.

     (c) "Change of Control" shall mean the first to occur of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act, (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than Natural Gas Partners II, L.P., Natural Gas Partners III, L.P. or any Affiliate thereof) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

     (d)  "Code" shall have the meaning set forth in Section 1 hereof.


     (e)  "Committee" shall have the meaning set forth in Section 2 hereof.

     (f)  "Common Stock" shall have the meaning set forth in Section 3 hereof.


     (g)  "Company" shall have the meaning set forth in Section 1 hereof.


     (h) "Continuing Director" shall mean, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company immediately after the Effective Time or (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     (i) "Disability" shall mean permanent disability as defined under the appropriate provisions of the long-term disability plan maintained for the benefit of employees of the Company or any Related Entity who are regularly employed on a salaried basis unless another meaning shall be agreed to in writing by the Committee and the optionee; provided, however, that in the case of an Incentive Option "disability" shall have the meaning specified in Section 22(e)(3) of the Code.

     (j) "Effective Time" shall mean the time that the proposed merger of Midland Merger Co. and Midland Resources, Inc. is effective as such merger is contemplated by that certain Agreement and Plan of Merger, dated as of May 22, 1998, among Vista Resources Partners, L.P., Midland Resources, Inc., Vista Energy Resources, Inc. and Midland Merger Co.

     (k) "Eligible Non-Employee" shall have the meaning set forth in Section 4 hereof.


     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (m) "Fair Market Value", shall, as it relates to the Common Stock, mean the average of the high and low prices of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Common Stock is not listed on a national securities exchange, the last reported bid price in the over-the-counter market, or if such shares are not traded in the over-the-counter market, the per share cash price for which all of the outstanding Common Stock could be sold to a willing purchaser in an arms length transaction (without regard to minority discount, absence of liquidity, or transfer restrictions imposed by any applicable law or agreement) at the date of the event giving rise to a need for a determination. Except as may be otherwise expressly provided in a particular Option, Fair Market Value shall be determined in good faith by the Committee.

     (n) "Good Cause", with respect to any Key Employee, shall mean (unless another definition is agreed to in writing by the Company and the optionee) termination by action of the Board of Directors because of:
          (A) the optionee's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (B) the optionee's personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (C) the optionee's commission of material mismanagement in the conduct of his duties as assigned to him by the Board of Directors or the optionee's supervising officer or officers of the Company or any Related Entity; (D) the optionee's willful failure to execute or comply with the policies of the Company or any Related Entity or his stated duties as established by the Board of Directors or the optionee's supervising officer or officers of the Company or any Related Entity, or the optionee's intentional failure to perform the optionee's stated duties; (E) substance abuse or addiction on the part of the optionee. "Good Cause", with respect to any Eligible Non-Employee, shall mean (unless another definition is agreed to in writing by the Company and the optionee) termination by action of the Board of Directors because of: (A) the optionee's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (B) the optionee's personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (C) the optionee's commission of material mismanagement in providing services to the Company or any Related Entity; (D) the optionee's willful failure to comply with the policies of the Company in providing services to the Company or any Related Entity, or the optionee's intentional failure to perform the services for which the optionee has been engaged; (E) the optionee's use of an unlawful substance on the Company's premises or while performing the optionee's duties or responsibilities; or (F) the optionee's willfully making any material misrepresentation or willfully omitting to disclose any material fact to the board of directors of the Company or any Related Entity with respect to the business of the Company or any Related Entity. Notwithstanding the foregoing, in the case of any optionee who has an employment agreement with the Company or any Related Entity that contains a definition of "Good Cause" (or any similar definition), then during the term of such employment agreement the definition contained in such employment agreement shall be the applicable definition of "Good Cause" under the Plan as to such optionee.

     (o) "Incentive Options" shall have the meaning set forth in Section 6 hereof.


     (p) The term "included" when used herein shall mean "including, but not limited to".

     (q)  "Key Employee" shall have the meaning set forth in Section 4 hereof.


     (r) "Non-Qualified Options" shall have the meaning set forth in Section 6 hereof.


     (s)  "Options" shall have the meaning set forth in Section 1 hereof.


     (t)  "Person" shall have the meaning set forth in Section 4 hereof.


     (u)  "Plan" shall have the meaning set forth in Section 1 hereof.


     (v) "Related Entities" shall have the meaning set forth in Section 1 hereof.


     (w)  "Reorganization" shall have the meaning set forth in Section 9 hereof.


     (x) "Rule 16b-3" shall mean Rule 16b-3, as amended, or other applicable rules under Section 16(b) of the Exchange Act.

     (y) "Section 162(m)" means Section 162(m) of the Code and the rules and regulations adopted from time to time thereunder, or any successor law or rule as it may be amended from time to time.

     (z)  "Securities Act" shall mean the Securities Act of 1933.


     (aa) "Subsidiary" shall mean, with respect to any Person, any other Person of which such first Person owns or has the power to vote, directly or indirectly, securities representing a majority of the votes ordinarily entitled to be cast for the election of directors or other governing Persons.

18.  Amendment of Plan.


     The Board of Directors shall have the right to amend, modify, suspend or terminate the Plan at any time; provided, that no amendment shall be made which shall increase the total number of shares of the Common Stock which may be issued and sold pursuant to Options granted under the Plan unless such amendment is made by or with the approval of the stockholders. The Board of Directors shall have the right to amend the Plan and the Options outstanding thereunder, without the consent or joinder of any optionee or other Person, in such manner as may be determined necessary or appropriate by the Board of Directors in order to cause the Plan and the Options outstanding thereunder (i) to qualify as "incentive stock options" within the meaning of Section 422 of the Code, (ii) to comply with Rule 16b-3 (or any successor rule) under the Exchange Act (or any successor law) and the regulations (including any temporary regulations) promulgated thereunder, or (iii) to comply with Section 162(m) of the Code (or any successor section) and the regulations (including any temporary regulations) promulgated thereunder. Except as provided above, no amendment, modification, suspension or termination of the Plan shall alter or impair any Options previously granted under the Plan, without the consent of the holder thereof.

19.  Individual Limitations on Awards.


     No Person may be granted during any one year period, Options with respect to more than 250,000 shares of Common Stock. If an Option is canceled, the canceled Option shall continue to be counted against the maximum number of shares of Common Stock for which Options may be granted to such Person under the Plan. If, after grant, the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option. In such case, both the Option that is deemed to be canceled and the Option that is deemed to be granted reduce the maximum number of shares for which Options may be granted to such Person under the Plan.

20.  Effective Date.


     The Plan shall become effective at the Effective Time.

                               PRIZE ENERGY CORP.


                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
    DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2000

     The undersigned hereby appoints Philip B. Smith and Lon C. Kile, and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Prize Energy Corp. to be held on the 25th day of May, 2000, at 10:00 a.m., local time, at the Sheraton Grand Hotel, 4440 West John Carpenter Freeway, Irving, Texas, and at any and all adjournments thereof, on all matters coming before said meeting.


        PLEASE MARK, SIGN AND DATE THE PROXY ON THE OTHER SIDE AND RETURN
              THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                            (CONTINUED ON OTHER SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED              PLEASE MARK
IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER.            YOUR VOTES     [X]
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED            AS IN THIS
"FOR" PROPOSALS 1, 2 AND 3.                                  EXAMPLE.


THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.   Election of Directors.

     [  ]  FOR all nominees listed at right       [  ]  WITHHOLD AUTHORITY to                 Nominees: Philip B. Smith
           (except as marked to the contrary)           vote for nominees listed at right               Lon C. Kile
                                                                                                        Kenneth A. Hersh
                                                                                                        David R. Albin

         INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.

         ----------------------------------------------------------------------------------------------------


2.   Approval of the Company's 1998 Key Employee Stock Option Plan and Amendment Number 1 thereto.

           [  ]    FOR                     [  ]     AGAINST                         [  ]      ABSTAIN

3.   Ratification of Ernst & Young LLP as independent auditor of the Company for 2000.

           [  ]    FOR                     [  ]     AGAINST                         [  ]      ABSTAIN

4.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments thereof.


                  -------------------------------------------------------------
                                           Signature

                  -------------------------------------------------------------
                                    Signature if held jointly

                  Dated:                                                , 2000
                        ------------------------------------------------

                  Please sign exactly as name appears herein, date and return promptly. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer and give title of officer. If a partnership, please sign in partnership name by authorized person and give title or capacity of person signing.